                                                                    EXHIBIT 99.5


                     CAL FED BANCORP INC. AND SUBSIDIARIES

                               MULTI-FAMILY LOANS

                               SEPTEMBER 30, 1996

                                          OUTSTANDING BALANCE OF MULTI-FAMILY LOANS
                         -------------------------------------------------------------------------------
         YEAR OF           0-    750K-   1,000K-  2,000K- 3,000K- 4,000K- 5,000K-                  % OF
       ORIGINATION        749K    999K   1,999K   2,999K  3,999K  4,999K  5,999K  6,000K+  TOTAL   TOTAL
       -----------       ------  ------  -------  ------- ------- ------- ------- ------- -------- -----
                                                    (DOLLARS IN MILLIONS)
1996.................... $ 10.4  $  0.9  $  1.1    $  --   $  --   $  --   $  --   $ --   $   12.4   1.0%
1995....................   17.3     2.6     4.8       --      --      --      --     --       24.7   1.9
1994....................   27.4     1.7    10.6       --     3.7      --      --     --       43.4   3.4
1993....................   66.9    23.6    26.7      4.6      --      --      --     --      121.8   9.6
1992....................   20.0     7.0    15.2      8.7     7.0      --      --     --       57.9   4.6
1991....................   14.1     7.2    10.4       --      --      --      --     --       31.7   2.5
1990....................   37.1    13.6    10.5      7.2     3.7     4.7      --    6.4       83.2   6.5
1989....................   16.9     3.3     2.8       --     7.0     4.8      --     --       34.8   2.7
1988....................  135.4    14.6    17.7      6.7     7.1     4.5     5.3     --      191.3  15.0
1987....................  149.6    16.7    22.4      2.3     6.8    13.9      --     --      211.7  16.6
1986....................  171.6    10.8    11.7     11.2     7.4     4.1     5.2     --      222.0  17.4
1985....................   99.8     4.0    12.4      6.4     3.6      --      --     --      126.2   9.9
1984....................   39.4      --     1.9       --      --      --      --     --       41.3   3.2
1983....................   24.1     0.8      --       --      --      --      --     --       24.9   2.0
1982....................    0.9     0.8      --       --      --      --      --     --        1.7   0.1
1981....................    0.6      --      --       --      --      --      --     --        0.6   0.1
Prior to 1981...........   38.2     1.7     5.2       --      --      --      --     --       45.1   3.5
                         ------  ------  ------    -----   -----   -----   -----   ----   -------- -----
 Total.................. $869.7  $109.3  $153.4    $47.1   $46.3   $32.0   $10.5   $6.4   $1,274.7 100.0%
                         ======  ======  ======    =====   =====   =====   =====   ====   ======== =====
% of Total..............   68.3%    8.6%   12.0%     3.7%    3.6%    2.5%    0.8%   0.5%
                         ======  ======  ======    =====   =====   =====   =====   ====
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